Exhibit 23.3

Consent of Independent Auditor

We consent to the incorporation by reference in the Registration Statement on Form N-2 (No. 333-278755) of SLR Investment Corp. of our report dated February 10, 2026, relating to the consolidated financial statements of NEF Holdings, LLC and Subsidiaries, appearing in the Annual Report on Form 10‑K of SLR Investment Corp. for the year ended December 31, 2025, filed with the Securities and Exchange Commission.

/s/ Baker Tilly US, LLP

Philadelphia, Pennsylvania

February 24, 2026